Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      105,251,610
DEUTSCHE BANK SECURITIES, INC.              13-2730328       80,925,167
BNP PARIBAS SECURITIES CORP.                13-3235334       85,652,048
CITIGROUP, INC.                             52-1568099       41,014,974
WELLS FARGO BANK                            41-0449260       74,137,541
BARCLAYS CAPITAL INC.                       05-0346412       27,212,316
JPMORGAN CHASE & CO.                        13-3224016       34,605,724
BANK OF AMERICA SECURITIES LLC              56-2058405       15,234,974
MORGAN STANLEY CO INCORPORATED              13-2665598       15,873,059
ROYAL BANK OF CANADA                        13-5377855        1,261,088






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       53,744,243
DEUTSCHE BANK SECURITIES, INC.              13-2730328       16,827,820
BNP PARIBAS SECURITIES CORP.                13-3235334          665,693
CITIGROUP, INC.                             52-1568099       40,389,530
WELLS FARGO BANK                            41-0449260        1,067,297
BARCLAYS CAPITAL INC.                       05-0346412       26,847,325
JPMORGAN CHASE & CO.                        13-3224016       17,114,025
BANK OF AMERICA SECURITIES LLC              56-2058405       15,022,411
MORGAN STANLEY CO INCORPORATED              13-2665598       14,030,726
ROYAL BANK OF CANADA                        13-5377855        1,164,556




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    490,208,350 D. Total Sales: 189,746,306

                               SCREEN NUMBER : 12